Exhibit 99

         Ptek Calls Entire $85 Million 2008 Convertible Notes
                         for Early Redemption

    ATLANTA--(BUSINESS WIRE)-- May 13, 2004--Ptek Holdings, Inc. (NASDAQ: PTEK)(www.ptek.com), a leading provider of innovative business, data and group communications services, today announced it will call 100% of its outstanding $85 million principal amount of 5.0% Convertible Subordinated Notes due August 2008 for redemption on June 14, 2004. Holders have the right to convert the Notes, prior to the close of business on June 11, 2004, into approximately 12.7 million shares of common stock, all of which are currently included in the Company's diluted shares outstanding. Ptek expects to use cash and funds available under its new credit facility with Bank of America, N.A. to pay to all holders of the Notes, regardless whether the Notes are redeemed or converted, accrued interest of approximately $1.4 million and an aggregate "make-whole" payment of approximately $16.3 million (representing the net present value of future interest payments). Ptek anticipates taking a pre-tax charge of approximately $16.3 million during the second quarter related to the make-whole payment.
    "This is a significant milestone in the ongoing improvement of our balance sheet," said Boland T. Jones, Founder, Chairman and CEO of Ptek Holdings, Inc. "We intend to use our improved balance sheet, growing cash flow and increased borrowing capacity to continue to expand our business."

    About Ptek Holdings, Inc.

    Ptek Holdings, Inc. is a leading provider of innovative business, data and group communications services for global enterprises. Companies use our audio and data conferencing solutions to conduct group meetings and presentations over the phone or Web. We also enable our customers to process and deliver large quantities of individualized, business critical information, such as electronic statements and invoices, financial transaction and travel confirmations, and drug prescriptions, via our global ASP platform. Ptek serves companies in nearly every business sector, including healthcare, technology, publishing, financial services, travel and hospitality. Our services are marketed under the Premiere Conferencing and Xpedite(R) brand names.
    Ptek Holdings' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including the following factors: our ability to respond to rapid technological change, the development of alternatives to our products and services and the risk of obsolescence of our products, services and technology; market acceptance of new products and services; our ability to manage our growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by us may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of our strategic relationships, including the amount of business generated and the viability of the strategic partners, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringements claims; our ability to service or repay all or a portion of our convertible notes issued to the public; our services may be interrupted due to failure of the platforms and network infrastructure utilized in providing our services; competitive pressures among communications services providers, including pricing pressures, may increase significantly, particularly after the emergence of MCI and Global Crossing from protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by our customers and the ability of those customers to pay for services utilized; risks associated with expansion of our international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which we are doing business, may be less favorable than expected; legislative or regulatory changes, such as the recent Federal Communications Commission's revisions to the rules interpreting the Telephone Consumer Protection Act of 1991, may adversely affect the businesses in which we are engaged; changes in the securities markets may negatively impact us; increased leverage in the future may harm our financial condition and results of operations; our dependence on our subsidiaries for cash flow may negatively affect our business and our ability to pay amounts due under our indebtedness; and other factors described from time to time in our press releases, reports and other filings with the SEC. These and other factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

    CONTACT: Ptek Holdings, Inc., Atlanta
             Investor Relations
             Sean O'Brien, 404/262-8462